Exhibit 99.1

J & J SNACK FOODS REPORTS FISCAL 2025 FIRST QUARTER REVENUE GROWTH OF 4.1% TO $362.6M

Announces $50M Share Repurchase Authorization

Mount Laurel, NJ, February 3, 2025 – J & J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the first quarter ended December 28, 2024.

		First Quarter
	Actuals	$ v. LY	% v. LY
Net Sales	$362.6M	$14.3M	4.1%
Gross Profit	$93.9M	($0.7M)	(0.7%)
Operating Income	$6.2M	($3.4M)	(35.6%)
Net Earnings	$5.1M	($2.1M)	(29.4%)
Earnings per Diluted Share	$0.26	($0.11)	(29.7%)

Adjusted Operating Income	$8.2M	($5.4M)	(39.7%)
Adjusted EBITDA	$25.3M	($4.9M)	(16.3%)
Adjusted Earnings per Diluted Share	$0.33	($0.19)	(36.5%)

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

"J & J Snack Foods total net sales increased 4.1%, reflecting continued growth across all three business segments,” stated Dan Fachner, Chairman, President, and CEO. “Top-line performance was driven by strong fiscal first quarter sales in Frozen Beverages, solid sales growth across most core products in Food Service and strength in frozen novelties sales in Retail Supermarket. However, our performance was impacted by a less favorable sales mix namely related to our bakery and churros business, along with input cost inflation that was not fully covered with price increases. And although we delivered strong earnings improvement in Frozen beverages, foreign exchange headwinds associated with the Mexican Peso limited the improvement. Overall, gross margin declined to 25.9% from 27.2% compared to the prior year. The gross profit decline along with higher operating expenses ultimately impacted our bottom-line for the quarter.

“Despite these near-term challenges, we are confident in our ability to address short-term margin pressures and improve profitability in the coming quarters through a combination of incremental pricing actions, which have taken effect in the second quarter, and by further driving efficiencies across our supply chain. To support these initiatives, we recently expanded the responsibilities of two of our veteran corporate leaders to take on the newly created roles of Chief Customer Officer and Chief Operating Officer. These positions will have global responsibilities for the J&J customer portfolio and supply chain operations, respectively, which will improve communication, sharpen decision making, and accelerate business performance.

“We also announced that our board has approved a new $50 million stock repurchase authorization that is effective for two years, reflecting our confidence in J&J's long-term value, as well as our strong balance sheet and liquidity position. Our approach will be opportunistic, and the extent of our repurchases and the timing will depend on market conditions, regulatory requirements and other factors. We may repurchase shares in the open market, through private transactions, or otherwise, including through Rule 10b5-1 trading plans. The authorization is consistent with our capital deployment discipline and focus on driving shareholder returns.

We see many positive market catalysts in fiscal 2025, particularly in movie theaters where our customers are expected to benefit from a much stronger film slate, as well as other exciting new opportunities to drive growth across retail and foodservice. As we look ahead, the resilience of our diversified product portfolio and the ongoing success of our long-term strategy position us well for sustained growth. With a strong balance sheet, a talented team, and a commitment to innovation, we are well-positioned to extend our growth to create long-term value for our stakeholders."

First Quarter Highlights

Net sales increased 4.1% from the prior year quarter to $362.6 million from a combination of volume growth and price increases.

Key highlights include:

●	Food Services segment sales were 4.5% above Q1 ’24.
●	Retail Supermarket segment sales were 2.2% above Q1 ’24.
●	Frozen Beverage segment sales were 4.0% above Q1 ’24.
●	Dippin’ Dots sales were 8.4% above Q1 ’24.

Gross profit as a percentage of sales was 25.9% in Q1 ’25, compared to 27.2% in Q1 ’24, reflecting a less favorable product mix, foreign exchange impacts, and input cost inflation, partially offset by pricing. We experienced significant inflation in chocolates, eggs, and proteins, that was only partly offset by deflation primarily in flour and dairy. Although we achieved pricing to offset some of the cost pressure during the quarter, we did not fully cover the impact. We have implemented additional pricing action in the second quarter for select categories that will help to further mitigate input cost inflation.

Total operating expenses of $87.7 million represented 24.2% of sales for the quarter, compared to 24.4% in Q1 ’24.

●

Distribution costs represented 10.9% of sales in the quarter, versus 11.6% in the prior year period, with the decrease largely driven by our strategic initiatives to improve logistics management and from start-up impacts at our regional distribution centers last year.

●	Marketing and selling expenses represented 7.9% of sales in both the current quarter and in the prior year period.
●	Administrative expenses were 5.2% of sales in both the current quarter and in the prior year period.

Operating income was $6.2 million in the first quarter of fiscal 2025, compared to $9.7 million in the prior year period. This led to net earnings in Q1 ’25 of $5.1 million, compared to $7.3 million in Q1 ’24. Our effective tax rate was 27.2% in Q1 ’25.

Food Services Segment First Quarter Highlights

●	Q1 ’25 food service sales totaled $238.9 million, or an increase of 4.5%, compared to Q1 ’24 sales of $228.6 million.
●

Soft Pretzel and Frozen Novelties sales increased 4.8% and 9.8%, respectively. Churros sales declined 9.2% as we lapped the benefit of limited time offer volumes for a quick service restaurant last year. Handheld and Bakery sales increased by 7.5% and 6.6%, respectively.

●	Sales of new products and added placement with new customers were approximately $7.2 million, driven primarily by the addition of churro related products and new distribution of cookies.
●	Q1 ’25 operating income decreased 72.2% to $1.7 million versus the prior year period, driven primarily by product mix and input cost inflation.

Retail Supermarket Segment First Quarter Highlights

●	Q1 ’25 retail sales increased 2.2% to $44.7 million, compared to Q1 ’24.
●

Frozen novelties sales increased from a combination of strong unit volume growth and improved mix. Soft pretzels declined 7.4%, driven partly by a temporary issue with a major retail customer’s ordering system which was resolved in late December. Handhelds and Biscuit sales declined 6.8% and 1.0%, respectively, versus the prior year period.

●

Sales of new products and added placement with new customers contributed approximately $2.3 million in the quarter driven by the growth of Superpretzel Bavarian sticks and frozen novelties, along with additional distribution of pretzel dogs and cookies.

●	Operating income decreased 13.3% to $0.4 million versus the prior year period, driven primarily by increased operating expenses.

Frozen Beverages Segment First Quarter Highlights

●	Frozen beverage segment sales were $79.0 million, an increase of 4.0% over prior year sales.
●	Beverage sales grew 6.4%, or $2.7 million higher than in Q1’24 led by volume growth primarily in the theatre channel.
●

Machine Service revenues decreased 3.7%, versus the prior year period reflecting lower maintenance call volumes, while equipment sales increased 13.0% attributed to strong growth from new clients and convenience customers.

●	Q1 ’25 operating income increased 29.9% to $4.2 million, compared to a Q1 ’24 operating income of $3.2 million.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on February 4, 2025, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A live audio webcast of the conference call will also be available on the Investors homepage at investors.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic or similar health outbreaks, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja, or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited) (in thousands, except per share amounts)

	Three months ended
	December 28,	December 30,
	2024	2023

Net Sales	$362,598	$348,308
Cost of goods sold	268,697	253,723
Gross Profit	93,901	94,585

Operating expenses
Marketing and selling	28,669	27,472
Distribution	39,610	40,303
Administrative	18,903	18,199
Other general expense (income)	480	(1,072)
Total Operating Expenses	87,662	84,902

Operating Income	6,239	9,683

Other income (expense)
Investment income	1,037	798
Interest expense	(212)	(560)

Earnings before income taxes	7,064	9,921

Income tax expense	1,921	2,639

NET EARNINGS	$5,143	$7,282

Earnings per diluted share	$0.26	$0.37

Weighted average number of diluted shares	19,563	19,423

Earnings per basic share	$0.26	$0.38

Weighted average number of basic shares	19,471	19,344

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 28,
	2024	September 28,
	(unaudited)	2024
Assets
Current assets
Cash and cash equivalents	$73,562	$73,394
Accounts receivable, net of allowances of $23,329 and $25,106	163,837	189,233
Inventories	169,752	173,141
Prepaid expenses and other	20,387	14,646
Total current assets	427,538	450,414

Property, plant and equipment, at cost	1,027,035	1,012,043
Less accumulated depreciation and amortization	633,300	620,858
Property, plant and equipment, net	393,735	391,185

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	109,192	109,695
Other intangible assets, net	71,142	72,561
Operating lease right-of-use assets	156,164	152,383
Other	3,946	3,793
Total other assets	525,514	523,502
Total Assets	$1,346,787	1,365,101

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$252	$243
Accounts payable	81,340	89,268
Accrued insurance liability	17,872	16,933
Accrued liabilities	11,419	10,063
Current operating lease liabilities	20,077	19,063
Accrued compensation expense	16,475	23,325
Dividends payable	15,193	15,178
Total current liabilities	162,628	174,073

Long-term debt	-	-
Noncurrent finance lease liabilities	501	445
Noncurrent operating lease liabilities	143,813	140,751
Deferred income taxes	87,713	87,824
Other long-term liabilities	5,292	5,038

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,479,000 and 19,460,000 respectively
	139,013	136,516
Accumulated other comprehensive loss	(17,876)	(15,299)
Retained Earnings	825,703	835,753
Total stockholders' equity	946,840	956,970
Total Liabilities and Stockholders' Equity	$1,346,787	1,365,101

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Three months ended
	December 28,	December 30,
	2024	2023
Operating activities:
Net earnings	$5,143	$7,282
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	15,814	15,176
Amortization of intangibles and deferred costs	1,930	1,616
Loss(Gain) from disposals of property & equipment	146	(23)
Share-based compensation	1,125	1,480
Deferred income taxes	(158)	(192)
Other	(93)	157
Changes in assets and liabilities
Decrease in accounts receivable	24,987	32,407
Decrease(Increase) in inventories	3,164	(971)
(Increase)Decrease in prepaid expenses	(5,769)	2,625
(Decrease) in accounts payable and accrued liabilities	(11,127)	(10,604)
Net cash provided by operating activities	35,162	48,953

Investing activities:
Purchases of property, plant and equipment	(19,065)	(19,930)
Proceeds from disposal of property and equipment	131	82
Net cash used in investing activities	(18,934)	(19,848)

Financing activities:
Proceeds from issuance of stock	1,372	4,481
Borrowings under credit facility	15,000	15,000
Repayment of borrowings under credit facility	(15,000)	(35,000)
Payments on finance lease obligations	(42)	(85)
Payment of cash dividends	(15,178)	(14,209)
Net cash used in financing activities	(13,848)	(29,813)

Effect of exchange rates on cash and cash equivalents	(2,212)	1,147
Net increase in cash and cash equivalents	168	439

Cash and cash equivalents at beginning of period	73,394	49,581

Cash and cash equivalents at end of period	$73,562	$50,020

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(in thousands)

	Three months ended
	December 28,	December 30,
	2024	2023

Sales to External Customers:
Food Service
Soft pretzels	$52,539	$50,128
Frozen novelties	23,118	21,050
Churros	25,472	28,061
Handhelds	23,703	22,047
Bakery	108,746	101,982
Other	5,305	5,341
Total Food Service	$238,883	$228,609

Retail Supermarket
Soft pretzels	$17,078	$18,447
Frozen novelties	16,113	12,861
Biscuits	6,963	7,032
Handhelds	5,138	5,510
Coupon redemption	(528)	(332)
Other	(47)	241
Total Retail Supermarket	$44,717	$43,759

Frozen Beverages
Beverages	$44,654	$41,950
Repair and maintenance service	23,639	24,559
Machines revenue	10,047	8,889
Other	658	542
Total Frozen Beverages	$78,998	$75,940

Consolidated Sales	$362,598	$348,308

Depreciation and Amortization:
Food Service	$11,948	$10,673
Retail Supermarket	283	527
Frozen Beverages	5,513	5,592
Total Depreciation and Amortization	$17,744	$16,792

Operating Income:
Food Service	$1,672	$6,016
Retail Supermarket	392	452
Frozen Beverages	4,175	3,215
Total Operating Income	$6,239	$9,683

Capital Expenditures:
Food Service	$12,607	$11,865
Retail Supermarket	25	2
Frozen Beverages	6,433	8,063
Total Capital Expenditures	$19,065	$19,930

Assets:
Food Service	$973,260	$930,533
Retail Supermarket	34,459	36,219
Frozen Beverages	339,068	325,805
Total Assets	$1,346,787	$1,292,557

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended

	December 28,	December 30,
	2024	2023

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$5,143	$7,282
Income Taxes	1,921	2,639
Investment Income	(1,037)	(798)
Interest Expense	212	560
Depreciation and Amortization	17,744	16,792
Share-Based Compensation	1,125	1,480
Strategic Business Transformation Costs (2)	-	2,246
Net (Gain) Loss on Sale or Disposal of Assets	146	(23)
Adjusted EBITDA	$25,254	$30,178

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$6,239	$9,683
Strategic Business Transformation Costs (2)	-	2,246
Acquisition Related Amortization Expenses	1,930	1,616
Adjusted Operating Income	$8,169	$13,545

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.26	$0.37
Strategic Business Transformation Costs (2)	-	0.12
Acquisition Related Amortization Expenses	0.10	0.08

Tax Effect of Non-GAAP Adjustments (1)	(0.03)	(0.05)

Adjusted Earnings per Diluted Share	$0.33	$0.52

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates
(2) Strategic business transformation costs are start-up costs related to our regional distribution center supply chain transformation.